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                                                                    EXHIBIT 10.3

                                  SYMBION, INC.
                         DEFERRED STOCK PURCHASE PROGRAM

                             STOCK PURCHASE ELECTION


Participant:    ________________________________________________________________
                Last Name              First Name            Middle Initial


TERMS OF DEFERRED STOCK PURCHASE PROGRAM

The undersigned Participant has been selected by the compensation committee (the "Committee") of the board of directors of Symbion, Inc. (the "Company") to receive an award of restricted stock under the SYMBION STOCK INCENTIVE PLAN (the "Plan"), subject to the terms of the deferred stock purchase program adopted by the Committee on January 5, 2005, and specified herein. Pursuant to the terms of the Award, the Participant may elect to receive shares of Restricted Stock in lieu of the year-end bonus payment that would otherwise be payable to the Participant under the Company's bonus compensation program. The terms of the Award also include the following:

1. Participant may elect to receive Restricted Stock under the Plan in lieu of any portion (up to 100%) of his/her annual bonus that would otherwise be payable for 20__. This election is intended to defer the receipt of compensation and is treated as the purchase of Restricted Stock from the Company.

2. Purchase price: 20% discount from Fair Market Value of Stock on the purchase date described herein. The value of the bonus designated in this election is retained by the Company to purchase Stock based on this purchase price formula. Any cash amount remaining after the maximum number of shares are purchased is paid to the Participant.

3. Purchase date: The date that the annual cash bonus is or would otherwise have been paid.

4. Forfeiture and change in control: Restricted Stock is subject to forfeiture to the Company if Participant terminates employment within one year after the purchase date. Restricted Stock becomes fully vested, however, upon death, disability or change in control (all as defined in the Plan). If a change in control occurs prior to the purchase date, (i) shares of Restricted Stock will be transferred to the Participant immediately prior to the change in control event, and
         (ii) the purchase price will be calculated based on the Fair Market Value of Stock on the date of the change in control. Upon forfeiture, the Company is entitled to repurchase the Restricted Stock for the lesser of its Fair Market Value on the date of forfeiture or the purchase price paid by the Participant.


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5.       Stockholder status: Prior to the purchase date, no Restricted Stock will be issued to a Participant and Participants are not treated as stockholders for any purpose. At any time requested by the Company on or prior to the issuance of Restricted Stock on the purchase date, the Participant hereby agrees to give consent and execute any written Restricted Stock agreement that is prepared by the Company under the Plan.

6. This instrument is subject to the terms of the Plan. In the event of a conflict between the terms of this instrument and the Plan, the terms of the Plan will be controlling. The capitalized terms in this instrument are defined in the Plan, unless stated otherwise.

7. By entering into this agreement, the Participant intends to defer taxation on compensation that is not yet earned and would otherwise be paid in cash. The Participant acknowledges that this agreement may be subject to modification in order to comply with the compensation deferral requirements of section 409A of the Internal Revenue Code, and does hereby consent to any revisions or addendums hereto that are adopted by the Company pursuant to such Internal Revenue Code requirements.

8. The rights of the Participant under this agreement are not transferable prior to the death of the Participant. Any attempted transfer prior to death is void.


PARTICIPANT STOCK PURCHASE ELECTION

    In lieu of receiving my year-end bonus for my services to the Company in 20__, I, the undersigned Participant hereby elect to purchase Restricted Stock under the terms stated in this agreement and pursuant to the Plan:


_______% (whole percentage up to 100%) of my bonus.

____ This election is only effective if my bonus payment exceeds $_____________.

Other instructions: ____________________________________________________________

________________________________________________________________________________


    I understand that the amounts withheld under this election will be held by the Company for my benefit and, although it is intended that such amounts will not be subject to federal income tax until I receive actual payment under the terms of the Plan, such contributions may be subject to current taxation under the Federal Insurance Contributions Act ("FICA").



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                                 EXECUTION PAGE


         By executing this agreement on this ___ day of ________, 20__, the Participant hereby makes the elections indicated in the preceding sections of this form. The Company hereby agrees to transfer shares of Restricted Stock to the Participant in accordance with the terms of these elections and the terms of the Plan.

                                           SYMBION, INC.




__________________________________         By:   _______________________________
Participant
                                           Its:  _______________________________














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